Press Release For immediate release Jordan Krugman, Investor Relations Graham Galt, Media Relations 404-439-4605 404-439-3070

Invesco Reports Results for the Three Months Ended September 30, 2015

Continued strong, long-term investment performance
Adjusted operating margin of 41.4%
Adjusted diluted EPS of $0.61
Total shareholder return of capital of $292 million during the quarter

Atlanta, October 29, 2015 --- Invesco Ltd. (NYSE: IVZ) today reported financial results for the three months ended September 30, 2015.

“Invesco continued to deliver strong, long-term investment performance to clients in spite of the volatile markets we saw during the third quarter,” said Martin L. Flanagan, president and CEO.  “Our continued focus on investment excellence, meeting the needs of our clients and running a disciplined business helped us achieve an adjusted operating margin of 41.4%.  We also returned $292 million to shareholders during the third quarter through dividends and buybacks.”

	Q3-15		Q2-15		Q3-15 vs. Q2-15	Q3-14		Q3-15 vs. Q3-14
Adjusted Financial Measures(1)
Net revenues	$903.0	m	$936.6	m	(3.6)%	$913.7	m	(1.2)%
Operating income	$373.4	m	$390.2	m	(4.3)%	$381.9	m	(2.2)%
Operating margin	41.4%		41.7%			41.8%
Net income attributable to Invesco Ltd.	$261.4	m	$271.4	m	(3.7)%	$278.2	m	(6.0)%
Diluted EPS	$0.61		$0.63		(3.2)%	$0.64		(4.7)%

U.S. GAAP Financial Measures(2)
Operating revenues	$1,273.5	m	$1,318.1	m	(3.4)%	$1,311.0	m	(2.9)%
Operating income	$352.7	m	$364.0	m	(3.1)%	$329.6	m	7.0%
Operating margin	27.7%		27.6%			25.1%
Net income attributable to Invesco Ltd.	$249.3	m	$257.3	m	(3.1)%	$256.0	m	(2.6)%
Diluted EPS	$0.58		$0.60		(3.3)%	$0.59		(1.7)%

Assets Under Management
Ending AUM	$755.8	bn	$803.6	bn	(5.9)%	$789.6	bn	(4.3)%
Average AUM	$788.9	bn	$810.9	bn	(2.7)%	$801.7	bn	(1.6)%

(1)
The adjusted financial measures are all non-GAAP financial measures. See the information on pages 10 through 12 for a reconciliation to their most directly comparable U.S. GAAP measures and the notes beginning on page 19 for other important disclosures.

(2)	U.S. GAAP measures include the results of discontinued operations in 2014.

Assets Under Management

Total assets under management (AUM) at September 30, 2015, were $755.8 billion (June 30, 2015: $803.6 billion), a decrease of $47.8 billion during the third quarter. Total net outflows were $6.3 billion for the third quarter, as detailed below:

Summary of net flows (in billions)	Q3-15	Q2-15	Q3-14
Active	($1.6)	$5.4	$6.0
Passive	(2.3)	0.5	—
Long-term net flows	(3.9)	5.9	6.0
Invesco PowerShares QQQ	(0.9)	(0.3)	(3.2)
Money market	(1.5)	(2.6)	(0.8)
Total net flows	($6.3)	$3.0	$2.0

Net market losses led to a $35.6 billion decrease in AUM during the third quarter, compared to a $6.2 billion decrease in the second quarter 2015. Foreign exchange rate movements led to a $5.9 billion decrease in AUM during the third quarter, compared to a $8.5 billion increase in the second quarter 2015. Average AUM during the third quarter were $788.9 billion, compared to $810.9 billion for the second quarter 2015, a decrease of 2.7%. Further analysis is included in the supplementary schedules to this release.

Earnings Summary

The company is presenting both U.S. GAAP earnings information and non-GAAP earnings information in this release. The company believes that the additional disclosure of non-GAAP earnings information provides further transparency into the business on an ongoing operations basis and allows more appropriate comparisons with our industry peers. Management uses these non-GAAP performance measures to evaluate the business, and they are consistent with internal management reporting. These measures are described more fully in the company's Forms 10-K. Non-GAAP measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

Non-GAAP Earnings

This section discusses the company's third quarter 2015 non-GAAP financial information, as compared to the second quarter 2015. The phrase “as adjusted” is used in the following earnings discussion to identify non-GAAP information, together with the non-GAAP financial measures of net revenues, adjusted operating margin, adjusted net income attributable to Invesco Ltd. and adjusted diluted EPS. The most directly comparable U.S. GAAP items are reconciled to these non-GAAP items on pages 10 through 12 of this release.

Net revenues decreased by $33.6 million (3.6%) to $903.0 million in the third quarter, from $936.6 million in the second quarter 2015. The change was primarily due to decreased investment management fees. Foreign exchange rate changes decreased third quarter net revenues by $1.4 million compared to the second quarter 2015.

Investment management fees, as adjusted, decreased $45.2 million (4.2%) to $1,038.1 million in the third quarter, from $1,083.3 million in the second quarter 2015. The decrease reflects the lower average AUM during the third quarter compared to the second quarter 2015. Foreign exchange rate changes decreased third quarter management fees by $1.8 million when compared to second quarter 2015.

Service and distribution fees, as adjusted, decreased $4.8 million (2.2%) to $214.8 million in the third quarter, from $219.6 million in the second quarter 2015. The decrease in service and distribution fees also reflects the AUM changes in the third quarter. Foreign exchange rate changes decreased third quarter service and distribution fees by $0.5 million when compared to second quarter 2015.

Performance fees, as adjusted, were $17.6 million in the third quarter, compared to $13.1 million in the second quarter 2015. The third quarter performance fees were generated from a variety of investment capabilities including $9.4 million generated from UK equities. Foreign exchange rate changes decreased third quarter performance fees by $0.1 million when compared to second quarter 2015.

Other revenues, as adjusted, decreased by $10.3 million (27.2%) to $27.6 million in the third quarter, compared to $37.9 million in the second quarter 2015, primarily due to decreased transaction fees from real estate and UIT activities. Foreign exchange rate changes decreased other revenues by $0.1 million in the third quarter when compared to the second quarter 2015.

Third-party distribution, service and advisory expenses, as adjusted, decreased by $22.2 million (5.3%) to $395.1 million in the third quarter from $417.3 million in the second quarter 2015, consistent with the revenues derived from the related retail AUM. Foreign exchange rate changes decreased third-party distribution, service and advisory expenses by $1.1 million in the third quarter when compared to the second quarter 2015.

Total operating expenses, as adjusted, decreased by $16.8 million (3.1%) to $529.6 million in the third quarter from $546.4 million in the second quarter 2015. Foreign exchange rate changes decreased third quarter operating expenses by $1.6 million when compared to the second quarter 2015.

Employee compensation expenses, as adjusted, decreased by $4.5 million (1.3%) to $346.9 million in the third quarter, from $351.4 million in the second quarter 2015. The third quarter decline reflects a reduction in variable compensation. Foreign exchange rate changes decreased third quarter employee compensation expenses by $0.9 million when compared to the second quarter 2015.

Marketing expenses, as adjusted, decreased by $4.9 million (16.0%) to $25.8 million in the third quarter, from $30.7 million in the second quarter 2015. Marketing expenditures on advertising, literature, travel and client events decreased in the third quarter compared to the prior quarter. Foreign exchange rate changes decreased third quarter marketing expenses by $0.1 million when compared to the second quarter 2015.

Property, office and technology expenses, as adjusted, decreased $2.3 million (2.8%) to $79.9 million in the third quarter, from $82.2 million in the second quarter 2015. The decrease reflects reduced property related expenses in the third quarter together with reduced outsourced administration costs in EMEA compared to the second quarter. Foreign exchange rate changes decreased third quarter property, office and technology expenses by $0.2 million when compared to the second quarter 2015.

General and administrative expenses, as adjusted, decreased $5.1 million (6.2%) to $77.0 million in the third quarter, from $82.1 million in the second quarter 2015. The second quarter included additional fund and regulatory related expenses and additional professional services expenses that did not repeat in the third quarter. Foreign exchange rate changes decreased third quarter general and administrative expenses by $0.4 million when compared to the second quarter 2015.

Non-operating other income and expenses, as adjusted, included equity in earnings from investments of $4.2 million in the third quarter, compared to $2.0 million in the second quarter 2015. Other gains and losses, net in the third quarter were a loss of $6.6 million compared to a second quarter 2015 gain of $2.1 million. The third quarter included $5.6 million in unrealized mark-to-market losses on trading investments. Non-operating other income and expenses, as adjusted, also included interest income of $4.2 million and interest expense of $20.4 million in the third quarter, compared to $4.0 million and $19.6 million, respectively in the second quarter 2015. Separately, other income of consolidated sponsored investment products (CSIP) was a loss of $3.6 million in the third quarter, of which $3.2 million is attributable to noncontrolling interests. The second quarter 2015 included a CSIP gain of $5.1 million, of which $2.4 million was attributable to noncontrolling interests.

The adjusted effective tax rate decreased to 26.5% for the third quarter, from 28.7% for the second quarter 2015. The second quarter included a 2.2% rate increase as a result of New York City tax legislation enacted during the second quarter 2015.

U.S. GAAP Earnings

This section comments on significant items that have impacted the company's third quarter 2015 results as presented in accordance with U.S. GAAP.

Operating revenues decreased 3.4% to $1,273.5 million in the third quarter, from $1,318.1 million in the second quarter 2015. Operating expenses decreased by 3.5% to $920.8 million in the third quarter, from $954.1 million in the second quarter 2015.

In the first quarter of 2015, the company acquired certain investment management contracts from a third party for a purchase price comprised of contingent consideration payable in future periods. During the third quarter of 2015, changes in the fair value of the contingent consideration liability generated a gain of $18.4 million, which was recorded in other gains and losses, net.

The inclusion of consolidated investment products in the U.S GAAP earnings resulted in a reduction of $13.2 million in net income attributable to Invesco Ltd. in the third quarter, compared to a $0.4 million increase in the second quarter 2015.

The effective tax rate on continuing operations decreased to 29.4% for the third quarter, from 31.0% for the second quarter 2015. See note 10 on page 22 for further details.

Balance Sheet and Cash Flow Statement Presentation

The company is presenting in this release both a U.S. GAAP balance sheet and balance sheet information excluding consolidated investment products (CIP), along with a U.S. GAAP statement of cash flows and cash flow statement information excluding CIP. The information presented excluding CIP is a non-GAAP presentation. Balance sheet and cash flow statement information before and after the consolidation of investment products are reconciled on pages 15 and 18, respectively.

The company believes that, by excluding the consolidation of investment products, the non-GAAP balance sheet and cash flow statement information provides a more representative presentation of our financial risks and the company's cash and debt positions, allowing more appropriate comparisons with our industry peers. Management uses these non-GAAP presentations to evaluate the business, and the presentations are consistent with internal management reporting. As demonstrated by the selected balance sheet data that follows, inclusion of the long-term debt of CIP within liquidity measures, such as debt-to-equity ratios, causes the company to appear to be significantly more indebted than is actually the case.

Balance Sheets and Capital Management

Selected balance sheet information is reflected in the table below:

	Excluding CIP (Non-GAAP)(1)		Including CIP (U.S. GAAP)
	September 30, 2015	December 31, 2014	September 30, 2015	December 31, 2014
in millions
Cash and cash equivalents	$1,590.7	$1,514.2	$1,590.7	$1,514.2
Investments of CIP	—	—	6,119.9	5,762.8
Total assets(1)	$18,209.4	$14,233.1	$24,962.2	$20,462.5

Long-term debt	1,689.3	1,589.3	1,689.3	1,589.3
Debt of CIP	—	—	5,669.7	5,149.6
Long-term debt / Long-term debt plus CIP debt	1,689.3	1,589.3	7,359.0	6,738.9

Total liabilities(1)	$9,922.2	$5,746.7	$15,930.0	$11,177.2

Total permanent equity(1)	$8,110.8	$8,320.9	$8,855.8	$9,119.8

Debt/Equity % (1) (2)	20.8%	19.1%	83.1%	73.9%

(1)
The balance sheet line items excluding CIP are non-GAAP financial measures. See the reconciliation information on page 15 for balance sheet information before and after the consolidation of investment products.

(2)
The debt/equity ratio excluding CIP is a non-GAAP financial measure. The debt/equity ratio is calculated as long-term debt divided by total permanent equity for the balance sheet information excluding CIP and long-term debt plus debt of CIP divided by total permanent equity for the balance sheet including CIP.

As of September 30, 2015, the company's cash and cash equivalents were $1,590.7 million, with long-term debt of $1,689.3 million. The credit facility balance was $99.5 million at September 30, 2015, compared to $7.9 million at June 30, 2015 and zero at December 31, 2014.

On October 14, 2015, the company completed the issuance of senior notes with aggregate principal amounts of $500 million at 3.75% due January 15, 2026. The proceeds were used, in part, to repay the outstanding balance on the credit facility at that date. Separately, on August 7, 2015, the company amended the existing $1.25 billion credit facility to extend its maturity to August 7, 2020.

Dividends paid in the third quarter were $116.2 million. Today the company is announcing a third-quarter cash dividend of 27.0 cents. The dividend is payable on December 7, 2015, to shareholders of record at the close of business on November 17, 2015, with an ex-dividend date of November 13, 2015.

During the third quarter the company repurchased $175.9 million of its common shares on the open market, representing 5.0 million shares at a weighted average share price of $35.00. This brings year-to-date repurchases to $334.0 million representing 9.0 million shares.

Headcount

As of September 30, 2015, the company had 6,430 employees, compared to 6,431 employees as of June 30, 2015.

# # #

Invesco Ltd. is a leading independent global investment management firm, dedicated to helping investors worldwide achieve their financial objectives. By delivering the combined power of our distinctive investment management capabilities, Invesco provides a wide range of investment strategies and vehicles to our clients around the world. Operating in more than 20 countries, the firm is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, October 29, 2015, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-617-1526 for U.S. and Canadian callers or 1-210-795-0624 for international callers. An audio replay of the conference call will be available until Thursday, November 12, 2015 at 5:00 p.m. ET by calling 1-866-513-4385 for U.S. and Canadian callers or 1-203-369-1984 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at www.invesco.com.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, assets under management, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts, headcount and AUM)

	Q3-15	Q2-15	% Change	Q3-14	% Change
Adjusted revenues:
Investment management fees	$1,038.1	$1,083.3	(4.2)%	$1,071.0	(3.1)%
Service and distribution fees	214.8	219.6	(2.2)%	222.1	(3.3)%
Performance fees	17.6	13.1	34.4%	10.3	70.9%
Other	27.6	37.9	(27.2)%	34.5	(20.0)%
Third-party distribution, service and advisory	(395.1)	(417.3)	(5.3)%	(424.2)	(6.9)%
Net revenues	903.0	936.6	(3.6)%	913.7	(1.2)%
Adjusted operating expenses:
Employee compensation	346.9	351.4	(1.3)%	349.5	(0.7)%
Marketing	25.8	30.7	(16.0)%	27.4	(5.8)%
Property, office and technology	79.9	82.2	(2.8)%	77.3	3.4%
General and administrative	77.0	82.1	(6.2)%	77.6	(0.8)%
Total adjusted operating expenses	529.6	546.4	(3.1)%	531.8	(0.4)%
Adjusted operating income	373.4	390.2	(4.3)%	381.9	(2.2)%
Adjusted other income/(expense):
Equity in earnings of unconsolidated affiliates	4.2	2.0	110.0%	7.4	(43.2)%
Interest and dividend income	4.2	4.0	5.0%	3.2	31.3%
Interest expense	(20.4)	(19.6)	4.1%	(18.1)	12.7%
Other gains and losses, net	(6.6)	2.1	N/A	1.9	N/A
Other income/(expense) of CSIP, net	(3.6)	5.1	N/A	7.4	N/A
Adjusted income before income taxes	351.2	383.8	(8.5)%	383.7	(8.5)%
Adjusted income tax provision	(93.0)	(110.0)	(15.5)%	(102.2)	(9.0)%
Adjusted net income	258.2	273.8	(5.7)%	281.5	(8.3)%
Adjusted net (income)/loss attributable to noncontrolling interests in consolidated entities	3.2	(2.4)	N/A	(3.3)	N/A
Adjusted net income attributable to Invesco Ltd.	$261.4	$271.4	(3.7)%	$278.2	(6.0)%

Adjusted diluted EPS	$0.61	$0.63	(3.2)%	$0.64	(4.7)%
Average diluted shares outstanding	429.1	432.2	(0.7)%	434.8	(1.3)%

Ending headcount	6,430	6,431	—%	6,155	4.5%
Ending AUM (in billions)	$755.8	$803.6	(5.9)%	$789.6	(4.3)%
Average AUM (in billions)	$788.9	$810.9	(2.7)%	$801.7	(1.6)%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q3-15	Q2-15	% Change	Q3-14	% Change
Operating revenues:
Investment management fees	$1,016.9	$1,055.7	(3.7)%	$1,047.3	(2.9)%
Service and distribution fees	214.8	219.6	(2.2)%	222.1	(3.3)%
Performance fees	15.6	6.7	132.8%	8.2	90.2%
Other	26.2	36.1	(27.4)%	33.4	(21.6)%
Total operating revenues	1,273.5	1,318.1	(3.4)%	1,311.0	(2.9)%
Operating expenses:
Employee compensation	337.6	347.2	(2.8)%	343.8	(1.8)%
Third-party distribution, service and advisory	392.3	413.3	(5.1)%	420.2	(6.6)%
Marketing	24.9	29.7	(16.2)%	26.6	(6.4)%
Property, office and technology	79.0	74.8	5.6%	76.4	3.4%
General and administrative	87.0	89.1	(2.4)%	114.4	(24.0)%
Total operating expenses	920.8	954.1	(3.5)%	981.4	(6.2)%
Operating income	352.7	364.0	(3.1)%	329.6	7.0%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	8.2	12.0	(31.7)%	10.9	(24.8)%
Interest and dividend income	2.4	2.6	(7.7)%	2.6	(7.7)%
Interest expense	(20.4)	(19.6)	4.1%	(18.1)	12.7%
Other gains and losses, net	0.9	(8.8)	N/A	(1.3)	N/A
Other income/(expense) of CSIP, net	(3.6)	5.1	N/A	7.4	N/A
Consolidated investment products (CIP):
Interest income of CIP	64.7	65.1	(0.6)%	53.4	21.2%
Interest expense of CIP	(45.9)	(47.3)	(3.0)%	(37.5)	22.4%
Other gains/(losses) of CIP, net	(17.3)	(19.7)	(12.2)%	0.1	N/A
Income from continuing operations before income taxes	341.7	353.4	(3.3)%	347.1	(1.6)%
Income tax provision	(100.4)	(109.4)	(8.2)%	(94.9)	5.8%
Income from continuing operations, net of taxes	241.3	244.0	(1.1)%	252.2	(4.3)%
Income/(loss) from discontinued operations, net of taxes	—	—	N/A	(0.6)	N/A
Net income	241.3	244.0	(1.1)%	251.6	(4.1)%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	8.0	13.3	(39.8)%	4.4	81.8%
Net income attributable to Invesco Ltd.	$249.3	$257.3	(3.1)%	$256.0	(2.6)%
Earnings per share:
---Basic EPS from continuing operations	$0.58	$0.60	(3.3)%	$0.59	(1.7)%
---Basic EPS from discontinued operations	$—	$—	N/A	$—	N/A
---Total basic	$0.58	$0.60	(3.3)%	$0.59	(1.7)%

---Diluted EPS from continuing operations	$0.58	$0.60	(3.3)%	$0.59	(1.7)%
---Diluted EPS from discontinued operations	$—	$—	N/A	$—	N/A
---Total diluted	$0.58	$0.60	(3.3)%	$0.59	(1.7)%

Average shares outstanding:
---basic	428.8	431.9	(0.7)%	434.3	(1.3)%
---diluted	429.1	432.2	(0.7)%	434.8	(1.3)%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Nine months ended September 30,
	2015	2014	% Change
Operating revenues:
Investment management fees	$3,074.0	$3,044.6	1.0%
Service and distribution fees	647.8	675.4	(4.1)%
Performance fees	69.1	44.3	56.0%
Other	92.3	106.1	(13.0)%
Total operating revenues	3,883.2	3,870.4	0.3%
Operating expenses:
Employee compensation	1,045.7	1,048.8	(0.3)%
Third-party distribution, service and advisory	1,204.7	1,236.2	(2.5)%
Marketing	81.3	80.2	1.4%
Property, office and technology	230.7	264.4	(12.7)%
General and administrative	266.0	312.1	(14.8)%
Total operating expenses	2,828.4	2,941.7	(3.9)%
Operating income	1,054.8	928.7	13.6%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	32.0	26.4	21.2%
Interest and dividend income	7.5	8.6	(12.8)%
Interest expense	(58.7)	(55.0)	6.7%
Other gains and losses, net	(5.2)	21.5	N/A
Other income/(expense) of CSIP, net	10.9	23.3	(53.2)%
Consolidated investment products (CIP):
Interest income of CIP	190.0	149.7	26.9%
Interest expense of CIP	(138.3)	(98.1)	41.0%
Other gains/(losses) of CIP, net	(12.6)	63.4	N/A
Income from continuing operations before income taxes	1,080.4	1,068.5	1.1%
Income tax provision	(311.1)	(290.9)	6.9%
Income from continuing operations, net of taxes	769.3	777.6	(1.1)%
Income/(loss) from discontinued operations, net of taxes	—	(2.4)	N/A
Net income	769.3	775.2	(0.8)%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(3.1)	(56.9)	(94.6)%
Net income attributable to Invesco Ltd.	$766.2	$718.3	6.7%
Earnings per share:
---Basic EPS from continuing operations	$1.78	$1.65	7.9%
---Basic EPS from discontinued operations	$—	($0.01)	N/A
---Total basic	$1.78	$1.65	7.9%

---Diluted EPS from continuing operations	$1.78	$1.65	7.9%
---Diluted EPS from discontinued operations	$—	($0.01)	N/A
---Total diluted	$1.78	$1.65	7.9%

Average shares outstanding:
---basic	430.9	435.6	(1.1)%
---diluted	431.3	436.2	(1.1)%

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended September 30, 2015

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	CIP	Other reconciling items	Non-GAAP basis
Operating revenues:
Investment management fees	$1,016.9	$13.7	$—	$—	$—	$7.5	$—	$1,038.1
Service and distribution fees	214.8	—	—	—	—	—	—	214.8
Performance fees	15.6	—	—	—	—	2.0	—	17.6
Other	26.2	1.4	—	—	—	—	—	27.6
Third-party distribution, service and advisory	—	(2.8)	(392.3)	—	—	—	—	(395.1)
Total operating revenues reconciled to net revenues	1,273.5	12.3	(392.3)	—	—	9.5	—	903.0
Operating expenses:
Employee compensation	337.6	4.9	—	—	4.4	—	—	346.9
Third-party distribution, service and advisory	392.3	—	(392.3)	—	—	—	—	—
Marketing	24.9	0.9	—	—	—	—	—	25.8
Property, office and technology	79.0	0.9	—	—	—	—	—	79.9
General and administrative	87.0	1.4	—	(2.7)	—	(8.7)	—	77.0
Total operating expenses	920.8	8.1	(392.3)	(2.7)	4.4	(8.7)	—	529.6
Operating income reconciled to adjusted operating income	352.7	4.2	—	2.7	(4.4)	18.2	—	373.4
Other income/(expense):
Equity in earnings of unconsolidated affiliates	8.2	(3.8)	—	—	—	(0.2)	—	4.2
Interest and dividend income	2.4	0.6	—	—	(0.3)	1.5	—	4.2
Interest expense	(20.4)	—	—	—	—	—	—	(20.4)
Other gains and losses, net	0.9	0.4	—	(18.4)	12.1	—	(1.6)	(6.6)
Other income/(expense) of CSIP, net	(3.6)							(3.6)
CIP:
Interest income of CIP	64.7	—	—	—	—	(64.7)	—	—
Interest expense of CIP	(45.9)	—	—	—	—	45.9	—	—
Other gains/(losses) of CIP, net	(17.3)	—	—	—	—	17.3	—	—
Income from continuing operations before income taxes	341.7	1.4	—	(15.7)	7.4	18.0	(1.6)	351.2
Income tax provision	(100.4)	(1.4)	—	11.4	(2.6)	—	—	(93.0)
Income from continuing operations, net of income taxes	241.3	—	—	(4.3)	4.8	18.0	(1.6)	258.2
Income/(loss) from discontinued operations, net of taxes	—	—	—	—	—	—	—	—
Net income	241.3	—	—	(4.3)	4.8	18.0	(1.6)	258.2
Net (income)/loss attributable to noncontrolling interests in consolidated entities	8.0	—	—	—	—	(4.8)	—	3.2
Net income attributable to Invesco Ltd. reconciled to adjusted net income attributable to Invesco Ltd.	$249.3	$—	$—	($4.3)	$4.8	$13.2	($1.6)	$261.4

Operating margin	27.7%				Adjusted operating margin			41.4%

Average diluted shares outstanding	429.1			Average diluted shares outstanding				429.1

Diluted EPS from continuing operations	$0.58				Adjusted diluted EPS			$0.61
Diluted EPS from discontinued operations	$—
Diluted EPS	$0.58

See pages 19 through 22 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended June 30, 2015

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	CIP	Other reconciling items	Non-GAAP basis
Operating revenues:
Investment management fees	$1,055.7	$19.6	$—	$—	$—	$8.0	$—	$1,083.3
Service and distribution fees	219.6	—	—	—	—	—	—	219.6
Performance fees	6.7	4.0	—	—	—	2.4	—	13.1
Other	36.1	1.8	—	—	—	—	—	37.9
Third-party distribution, service and advisory	—	(4.0)	(413.3)	—	—	—	—	(417.3)
Total operating revenues reconciled to net revenues	1,318.1	21.4	(413.3)	—	—	10.4	—	936.6
Operating expenses:
Employee compensation	347.2	5.5	—	—	(1.3)	—	—	351.4
Third-party distribution, service and advisory	413.3	—	(413.3)	—	—	—	—	—
Marketing	29.7	1.0	—	—	—	—	—	30.7
Property, office and technology	74.8	1.0	—	—	—	—	6.4	82.2
General and administrative	89.1	1.8	—	(2.6)	—	(1.5)	(4.7)	82.1
Total operating expenses	954.1	9.3	(413.3)	(2.6)	(1.3)	(1.5)	1.7	546.4
Operating income reconciled to adjusted operating income	364.0	12.1	—	2.6	1.3	11.9	(1.7)	390.2
Other income/(expense):
Equity in earnings of unconsolidated affiliates	12.0	(9.5)	—	—	—	(0.5)	—	2.0
Interest and dividend income	2.6	0.9	—	—	(0.3)	0.8	—	4.0
Interest expense	(19.6)	—	—	—	—	—	—	(19.6)
Other gains and losses, net	(8.8)	—	—	—	3.5	1.2	6.2	2.1
Other income/(expense) of CSIP, net	5.1							5.1
CIP:
Interest income of CIP	65.1	—	—	—	—	(65.1)	—	—
Interest expense of CIP	(47.3)	—	—	—	—	47.3	—	—
Other gains/(losses) of CIP, net	(19.7)	—	—	—	—	19.7	—	—
Income from continuing operations before income taxes	353.4	3.5	—	2.6	4.5	15.3	4.5	383.8
Income tax provision	(109.4)	(3.5)	—	4.8	(1.4)	—	(0.5)	(110.0)
Income from continuing operations, net of taxes	244.0	—	—	7.4	3.1	15.3	4.0	273.8
Income/(loss) from discontinued operations, net of taxes	—	—	—	—	—	—	—	—
Net income	244.0	—	—	7.4	3.1	15.3	4.0	273.8
Net (income)/loss attributable to noncontrolling interests in consolidated entities	13.3	—	—	—	—	(15.7)	—	(2.4)
Net income attributable to Invesco Ltd. reconciled to adjusted net income attributable to Invesco Ltd.	$257.3	$—	$—	$7.4	$3.1	($0.4)	$4.0	$271.4

Operating margin	27.6%				Adjusted operating margin			41.7%

Average diluted shares outstanding	432.2				Average diluted shares outstanding			432.2

Diluted EPS from continuing operations	$0.60				Adjusted diluted EPS			$0.63
Diluted EPS from discontinued operations	$—
Diluted EPS	$0.60

See pages 19 through 22 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended September 30, 2014

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	CIP	Other reconciling items	Non-GAAP basis
Operating revenues:
Investment management fees	$1,047.3	$17.1	$—	$—	$—	$6.6	$—	$1,071.0
Service and distribution fees	222.1	—	—	—	—	—	—	222.1
Performance fees	8.2	—	—	—	—	2.1	—	10.3
Other	33.4	1.2	—	—	—	(0.1)	—	34.5
Third-party distribution, service and advisory	—	(4.0)	(420.2)	—	—	—	—	(424.2)
Total operating revenues reconciled to net revenues	1,311.0	14.3	(420.2)	—	—	8.6	—	913.7
Operating expenses:
Employee compensation	343.8	5.9	—	—	(0.2)	—	—	349.5
Third-party distribution, service and advisory	420.2	—	(420.2)	—	—	—	—	—
Marketing	26.6	0.8	—	—	—	—	—	27.4
Property, office and technology	76.4	0.9	—	—	—	—	—	77.3
General and administrative	114.4	1.4	—	(2.7)	—	(11.3)	(24.2)	77.6
Total operating expenses	981.4	9.0	(420.2)	(2.7)	(0.2)	(11.3)	(24.2)	531.8
Operating income reconciled to adjusted operating income	329.6	5.3	—	2.7	0.2	19.9	24.2	381.9
Other income/(expense):
Equity in earnings of unconsolidated affiliates	10.9	(4.2)	—	—	—	0.7	—	7.4
Interest and dividend income	2.6	0.9	—	—	(1.0)	0.7	—	3.2
Interest expense	(18.1)	—	—	—	—	—	—	(18.1)
Other gains and losses, net	(1.3)	—	—	—	3.2	—	—	1.9
Other income/(expense) of CSIP, net	7.4	—	—	—	—	—	—	7.4
CIP:
Interest income of CIP	53.4	—	—	—	—	(53.4)	—	—
Interest expense of CIP	(37.5)	—	—	—	—	37.5	—	—
Other gains/(losses) of CIP, net	0.1	—	—	—	—	(0.1)	—	—
Income from continuing operations before income taxes	347.1	2.0	—	2.7	2.4	5.3	24.2	383.7
Income tax provision	(94.9)	(2.0)	—	5.0	(1.3)	—	(9.0)	(102.2)
Income from continuing operations, net of taxes	252.2	—	—	7.7	1.1	5.3	15.2	281.5
Income/(loss) from discontinued operations, net of taxes	(0.6)	—	—	0.6	—	—	—	—
Net income	251.6	—	—	8.3	1.1	5.3	15.2	281.5
Net (income)/loss attributable to noncontrolling interests in consolidated entities	4.4	—	—	—	—	(7.7)	—	(3.3)
Net income attributable to Invesco Ltd. reconciled to adjusted net income attributable to Invesco Ltd.	$256.0	$—	$—	$8.3	$1.1	($2.4)	$15.2	$278.2

Operating margin	25.1%				Adjusted operating margin			41.8%

Average diluted shares outstanding	434.8			Average diluted shares outstanding				434.8

Diluted EPS from continuing operations	$0.59				Adjusted diluted EPS			$0.64
Diluted EPS from discontinued operations	$—
Diluted EPS	$0.59

See pages 19 through 22 for notes to the reconciliation.

Invesco Ltd.
Condensed Consolidated Balance Sheet Information Excluding CIP
(a non-GAAP presentation, unaudited, in millions)

	September 30, 2015	December 31, 2014
ADJUSTED ASSETS
Cash and cash equivalents	$1,590.7	$1,514.2
Unsettled fund receivables	979.8	732.4
Accounts receivable	533.4	549.7
Investments	1,024.9	980.3
Assets of consolidated sponsored investment products (CSIP)	325.5	305.8
Assets held for policyholders	5,500.5	1,697.9
Prepaid assets	126.2	132.1
Other assets	85.6	92.0
Property, equipment and software, net	415.9	402.6
Intangible assets, net	1,357.3	1,246.7
Goodwill	6,269.6	6,579.4
Total adjusted assets	$18,209.4	$14,233.1

ADJUSTED LIABILITIES
Accrued compensation and benefits	$571.2	$667.3
Accounts payable and accrued expenses	882.4	757.3
Policyholder payables	5,500.5	1,697.9
Unsettled fund payables	962.5	730.1
Long-term debt	1,689.3	1,589.3
Deferred tax liabilities, net	316.3	304.8
Total adjusted liabilities	9,922.2	5,746.7

ADJUSTED TEMPORARY EQUITY
Redeemable noncontrolling interests in CSIP	176.4	165.5
ADJUSTED PERMANENT EQUITY
Equity attributable to Invesco Ltd.:
Common shares	98.1	98.1
Additional paid-in-capital	6,166.2	6,133.6
Treasury shares	(2,194.7)	(1,898.1)
Retained earnings	4,352.1	3,905.7
Accumulated other comprehensive income/(loss), net of tax	(329.0)	69.0
Total adjusted equity attributable to Invesco Ltd.	8,092.7	8,308.3
Adjusted equity attributable to nonredeemable noncontrolling interests in consolidated entities	18.1	12.6
Total adjusted permanent equity	8,110.8	8,320.9
Total adjusted liabilities, temporary and permanent equity	$18,209.4	$14,233.1

Invesco Ltd. U.S. GAAP Condensed Consolidated Balance Sheets (Unaudited, in millions)

	September 30, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$1,590.7	$1,514.2
Unsettled fund receivables	979.8	732.4
Accounts receivable	529.2	545.9
Investments	938.9	885.4
Assets of consolidated sponsored investment products (CSIP)	325.5	305.8
Assets of consolidated investment products (CIP):
Cash and cash equivalents of CIP	587.5	404.0
Accounts receivable of CIP	135.6	161.3
Investments of CIP	6,119.9	5,762.8
Assets held for policyholders	5,500.5	1,697.9
Prepaid assets	126.2	132.1
Other assets	85.6	92.0
Property, equipment and software, net	415.9	402.6
Intangible assets, net	1,357.3	1,246.7
Goodwill	6,269.6	6,579.4
Total assets	$24,962.2	$20,462.5
LIABILITIES
Accrued compensation and benefits	$571.2	$667.3
Accounts payable and accrued expenses	882.4	757.3
Liabilities of CIP:
Debt of CIP	5,669.7	5,149.6
Other liabilities of CIP	338.1	280.9
Policyholder payables	5,500.5	1,697.9
Unsettled fund payables	962.5	730.1
Long-term debt	1,689.3	1,589.3
Deferred tax liabilities, net	316.3	304.8
Total liabilities	15,930.0	11,177.2
TEMPORARY EQUITY
Redeemable noncontrolling interests in CSIP	176.4	165.5
PERMANENT EQUITY
Equity attributable to Invesco Ltd.:
Common shares	98.1	98.1
Additional paid-in-capital	6,166.2	6,133.6
Treasury shares	(2,194.7)	(1,898.1)
Retained earnings	4,351.4	3,926.0
Retained earnings appropriated for investors in CIP	—	17.6
Accumulated other comprehensive income/(loss), net of tax	(328.3)	48.8
Total equity attributable to Invesco Ltd.	8,092.7	8,326.0
Equity attributable to nonredeemable noncontrolling interests in consolidated entities	763.1	793.8
Total permanent equity	8,855.8	9,119.8
Total liabilities, temporary and permanent equity	$24,962.2	$20,462.5

Invesco Ltd. Reconciliations of Condensed Consolidated Balance Sheet Information Excluding CIP to U.S. GAAP Condensed Consolidated Balance Sheets (unaudited, in millions)

	September 30, 2015			December 31, 2014
	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)
ASSETS
Cash and cash equivalents	$1,590.7	$—	$1,590.7	$1,514.2	$—	$1,514.2
Unsettled fund receivables	979.8	—	979.8	732.4	—	732.4
Accounts receivable	533.4	(4.2)	529.2	549.7	(3.8)	545.9
Investments	1,024.9	(86.0)	938.9	980.3	(94.9)	885.4
Assets of CSIP	325.5	—	325.5	305.8	—	305.8
Assets of CIP:
Cash and cash equivalents of CIP	—	587.5	587.5	—	404.0	404.0
Accounts receivable of CIP	—	135.6	135.6	—	161.3	161.3
Investments of CIP	—	6,119.9	6,119.9	—	5,762.8	5,762.8
Assets held for policyholders	5,500.5	—	5,500.5	1,697.9	—	1,697.9
Prepaid assets	126.2	—	126.2	132.1	—	132.1
Other assets	85.6	—	85.6	92.0	—	92.0
Property, equipment and software, net	415.9	—	415.9	402.6	—	402.6
Intangible assets, net	1,357.3	—	1,357.3	1,246.7	—	1,246.7
Goodwill	6,269.6	—	6,269.6	6,579.4	—	6,579.4
Total assets	$18,209.4	$6,752.8	$24,962.2	$14,233.1	$6,229.4	$20,462.5
LIABILITIES
Accrued compensation and benefits	$571.2	$—	$571.2	$667.3	$—	$667.3
Accounts payable and accrued expenses	882.4	—	882.4	757.3	—	757.3
Liabilities of CIP:
Debt of CIP	—	5,669.7	5,669.7	—	5,149.6	5,149.6
Other liabilities of CIP	—	338.1	338.1	—	280.9	280.9
Policyholder payables	5,500.5	—	5,500.5	1,697.9	—	1,697.9
Unsettled fund payables	962.5	—	962.5	730.1	—	730.1
Long-term debt	1,689.3	—	1,689.3	1,589.3	—	1,589.3
Deferred tax liabilities, net	316.3	—	316.3	304.8	—	304.8
Total liabilities	9,922.2	6,007.8	15,930.0	5,746.7	5,430.5	11,177.2
TEMPORARY EQUITY
Redeemable noncontrolling interests in CSIP	176.4	—	176.4	165.5	—	165.5
PERMANENT EQUITY
Equity attributable to Invesco Ltd.:
Common shares	98.1	—	98.1	98.1	—	98.1
Additional paid-in-capital	6,166.2	—	6,166.2	6,133.6	—	6,133.6
Treasury shares	(2,194.7)	—	(2,194.7)	(1,898.1)	—	(1,898.1)
Retained earnings	4,352.1	(0.7)	4,351.4	3,905.7	20.3	3,926.0
Retained earnings appropriated for investors in CIP	—	—	—	—	17.6	17.6
Accumulated other comprehensive income/(loss), net of tax	(329.0)	0.7	(328.3)	69.0	(20.2)	48.8
Total equity attributable to Invesco Ltd.	8,092.7	—	8,092.7	8,308.3	17.7	8,326.0
Equity attributable to nonredeemable noncontrolling interests in consolidated entities	18.1	745.0	763.1	12.6	781.2	793.8
Total permanent equity	8,110.8	745.0	8,855.8	8,320.9	798.9	9,119.8
Total liabilities, temporary and permanent equity	$18,209.4	$6,752.8	$24,962.2	$14,233.1	$6,229.4	$20,462.5

See pages 19 through 22 for notes to the reconciliation.

Invesco Ltd.
Condensed Consolidated Cash Flow Statement Information Excluding CIP
(a non-GAAP presentation, unaudited, in millions)

	Nine months ended September 30,
	2015	2014
Adjusted operating activities:
U.S. GAAP net income	$769.3	$775.2
Consolidated investment product (CIP) net (income)/loss	21.0	(52.8)
Net income adjusted to remove impact of CIP	790.3	722.4
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Amortization and depreciation	68.6	67.4
Share-based compensation expense	112.9	104.3
Other (gains)/losses, net	1.3	(26.2)
Other (gains)/losses of CSIP, net	(1.6)	(15.8)
Equity in earnings of unconsolidated affiliates	(33.0)	(30.5)
Dividends from unconsolidated affiliates	17.9	18.8
Changes in operating assets and liabilities:
(Increase)/decrease in cash held by CSIP	(3.1)	(5.4)
(Purchase)/sale of trading investments, net	(106.7)	(15.9)
(Increase)/decrease in receivables	(4,150.4)	(224.6)
Increase/(decrease) in payables	4,061.4	102.3
Adjusted net cash provided by/(used in) operating activities	757.6	696.8

Adjusted investing activities:
Purchase of property, equipment and software	(88.1)	(86.7)
Purchase of available-for-sale investments	(102.3)	(179.6)
Sale of available-for-sale investments	108.2	139.9
Purchase of investments by CSIP	(397.5)	(565.9)
Sale of investments by CSIP	384.0	366.4
Purchase of other investments	(116.6)	(88.7)
Sale of other investments	73.8	52.5
Returns of capital and distributions from unconsolidated partnership investments	45.6	35.5
Sale of business	—	60.8
Adjusted net cash provided by/(used in) investing activities	(92.9)	(265.8)

Adjusted financing activities:
Proceeds from exercises of share options	2.1	8.6
Purchases of treasury shares	(334.0)	(219.6)
Dividends paid	(340.8)	(315.7)
Excess tax benefits from share-based compensation	19.1	21.9
Repayment of unsettled fund account	—	(35.7)
Third-party capital invested into CSIP	13.5	157.1
Third-party capital distributed by CSIP	—	(3.7)
Net borrowings/(repayments) under credit facility	99.5	—
Payment of contingent consideration	(4.6)	—
Adjusted net cash provided by/(used in) financing activities	(545.2)	(387.1)

Increase /(decrease) in cash and cash equivalents	119.5	43.9
Foreign exchange movement on cash and cash equivalents	(43.0)	(22.5)
Cash and cash equivalents, beginning of period	1,514.2	1,331.2
Cash and cash equivalents, end of period	$1,590.7	$1,352.6

Invesco Ltd.
U.S. GAAP Condensed Consolidated Statements of Cash Flows
(Unaudited, in millions)

	Nine months ended September 30,
	2015	2014
Operating activities:
Net income	$769.3	$775.2
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Amortization and depreciation	68.6	67.4
Share-based compensation expense	112.9	104.3
Other (gains)/losses, net	5.2	(21.5)
Other (gains)/losses of CSIP, net	(1.6)	(15.8)
Other (gains)/losses of CIP, net	12.6	(63.4)
Equity in earnings of unconsolidated affiliates	(32.0)	(26.4)
Dividends from unconsolidated affiliates	17.9	18.8
Changes in operating assets and liabilities:
(Increase)/decrease in cash held by CIP	(184.3)	313.8
(Increase)/decrease in cash held by CSIP	(3.1)	(5.4)
(Purchase)/sale of trading investments, net	(106.7)	(15.9)
(Increase)/decrease in receivables	(4,168.4)	(233.8)
Increase/(decrease) in payables	4,065.2	120.1
Net cash provided by/(used in) operating activities	555.6	1,017.4

Investing activities:
Purchase of property, equipment and software	(88.1)	(86.7)
Purchase of available-for-sale investments	(41.5)	(112.0)
Sale of available-for-sale investments	48.5	100.8
Purchase of investments by CIP	(3,226.4)	(4,228.6)
Sale of investments by CIP	2,827.8	3,014.2
Purchase of investments by CSIP	(397.5)	(565.9)
Sale of investments by CSIP	384.0	366.4
Purchase of other investments	(115.2)	(84.9)
Sale of other investments	73.8	52.5
Returns of capital and distributions from unconsolidated partnership investments	45.1	33.8
Sale of business	—	60.8
Net cash provided by/(used in) investing activities	(489.5)	(1,449.6)

Financing activities:
Proceeds from exercises of share options	2.1	8.6
Purchases of treasury shares	(334.0)	(219.6)
Dividends paid	(340.8)	(315.7)
Excess tax benefits from share-based compensation	19.1	21.9
Repayment of unsettled fund account	—	(35.7)
Third-party capital invested into CIP	63.3	160.1
Third-party capital distributed by CIP	(99.0)	(131.2)
Third-party capital invested into CSIP	13.5	157.1
Third-party capital distributed by CSIP	—	(3.7)
Borrowings of debt by CIP	2,091.8	1,339.6
Repayments of debt by CIP	(1,457.5)	(505.3)
Net borrowings/(repayments) under credit facility	99.5	—
Payment of contingent consideration	(4.6)	—
Net cash provided by/(used in) financing activities	53.4	476.1

Increase/(decrease) in cash and cash equivalents	119.5	43.9
Foreign exchange movement on cash and cash equivalents	(43.0)	(22.5)
Cash and cash equivalents, beginning of period	1,514.2	1,331.2
Cash and cash equivalents, end of period	$1,590.7	$1,352.6

Invesco Ltd.
Reconciliations of Condensed Consolidated Cash Flow Information Excluding CIP to U.S. GAAP Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Nine months ended September 30, 2015			Nine months ended September 30, 2014
	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)
Operating activities:
Net income	$790.3	($21.0)	$769.3	$722.4	$52.8	$775.2
Amortization and depreciation	68.6	—	68.6	67.4	—	67.4
Share-based compensation expense	112.9	—	112.9	104.3	—	104.3
Other (gains)/losses, net	1.3	3.9	5.2	(26.2)	4.7	(21.5)
Other (gains)/losses of CSIP, net	(1.6)	—	(1.6)	(15.8)	—	(15.8)
Other (gains)/losses of CIP, net	—	12.6	12.6	—	(63.4)	(63.4)
Equity in earnings of unconsolidated affiliates	(33.0)	1.0	(32.0)	(30.5)	4.1	(26.4)
Dividends from unconsolidated affiliates	17.9	—	17.9	18.8	—	18.8
Changes in operating assets and liabilities:
(Increase)/decrease in cash held by CIP	—	(184.3)	(184.3)	—	313.8	313.8
(Increase)/decrease in cash held by CSIP	(3.1)	—	(3.1)	(5.4)	—	(5.4)
(Purchase)/sale of trading investments, net	(106.7)	—	(106.7)	(15.9)	—	(15.9)
(Increase)/decrease in receivables	(4,150.4)	(18.0)	(4,168.4)	(224.6)	(9.2)	(233.8)
Increase/(decrease) in payables	4,061.4	3.8	4,065.2	102.3	17.8	120.1
Net cash provided by/(used in) operating activities	757.6	(202.0)	555.6	696.8	320.6	1,017.4

Investing activities:
Purchase of property, equipment and software	(88.1)	—	(88.1)	(86.7)	—	(86.7)
Purchase of available-for-sale investments	(102.3)	60.8	(41.5)	(179.6)	67.6	(112.0)
Sale of available-for-sale investments	108.2	(59.7)	48.5	139.9	(39.1)	100.8
Purchase of investments by CIP	—	(3,226.4)	(3,226.4)	—	(4,228.6)	(4,228.6)
Sale of investments by CIP	—	2,827.8	2,827.8	—	3,014.2	3,014.2
Purchase of investments by CSIP	(397.5)	—	(397.5)	(565.9)	—	(565.9)
Sale of investments by CSIP	384.0	—	384.0	366.4	—	366.4
Purchase of other investments	(116.6)	1.4	(115.2)	(88.7)	3.8	(84.9)
Sale of other investments	73.8	—	73.8	52.5	—	52.5
Returns of capital and distributions from unconsolidated partnership investments	45.6	(0.5)	45.1	35.5	(1.7)	33.8
Sale of business	—	—	—	60.8	—	60.8
Net cash provided by/(used in) investing activities	(92.9)	(396.6)	(489.5)	(265.8)	(1,183.8)	(1,449.6)

Financing activities:
Proceeds from exercises of share options	2.1	—	2.1	8.6	—	8.6
Purchases of treasury shares	(334.0)	—	(334.0)	(219.6)	—	(219.6)
Dividends paid	(340.8)	—	(340.8)	(315.7)	—	(315.7)
Excess tax benefits from share-based compensation	19.1	—	19.1	21.9	—	21.9
Repayment of unsettled fund account	—	—	—	(35.7)	—	(35.7)
Third-party capital invested into CIP	—	63.3	63.3	—	160.1	160.1
Third-party capital distributed by CIP	—	(99.0)	(99.0)	—	(131.2)	(131.2)
Third-party capital invested into CSIP	13.5	—	13.5	157.1	—	157.1
Third-party capital distributed by CSIP	—	—	—	(3.7)	—	(3.7)
Borrowings of debt by CIP	—	2,091.8	2,091.8	—	1,339.6	1,339.6
Repayments of debt by CIP	—	(1,457.5)	(1,457.5)	—	(505.3)	(505.3)
Net borrowings/(repayments) under credit facility	99.5	—	99.5	—	—	—
Payment of contingent consideration	(4.6)	—	(4.6)	—	—	—
Net cash provided by/(used in) financing activities	(545.2)	598.6	53.4	(387.1)	863.2	476.1

Increase/(decrease) in cash and cash equivalents	119.5	—	119.5	43.9	—	43.9
Foreign exchange movement on cash and cash equivalents	(43.0)	—	(43.0)	(22.5)	—	(22.5)
Cash and cash equivalents, beginning of period	1,514.2	—	1,514.2	1,331.2	—	1,331.2
Cash and cash equivalents, end of period	$1,590.7	$—	$1,590.7	$1,352.6	$—	$1,352.6
See pages 19 through 22 for notes to the reconciliation.

Invesco Ltd.
Notes

We are presenting the following non-GAAP performance measures: net revenues (and by calculation, net revenue yield on AUM), adjusted operating income (and by calculation, adjusted operating margin), and adjusted net income attributable to Invesco Ltd. (and by calculation, adjusted diluted earnings per share (EPS)). We believe these non-GAAP measures provide greater transparency into our business on an ongoing operations basis and allow more appropriate comparisons with industry peers. Management uses these performance measures to evaluate the business, and they are consistent with internal management reporting. The most directly comparable U.S. GAAP measures are operating revenues (and by calculation, gross revenue yield on AUM), operating income (and by calculation, operating margin), and net income attributable to Invesco Ltd. (and by calculation, diluted EPS). Non-GAAP measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

Notes 1 through 8 relate to the income statement reconciliations presented on pages 10 through 12. Further explanations of the reasons the company considers it appropriate to present these adjustments in arriving at the non-GAAP measures can be found in the company's Form 10-K.

Note 9 relates to the balance sheet and cash flow statement reconciliations on pages 15 and 18, respectively.

Note 10 relates to the U.S. GAAP effective tax rate and the impact of non-controlling interests in consolidated investment products (CIP) and consolidated sponsored investment products (CSIP) on the rate.

1.	Acquisition/disposition related adjustments

Acquisition/disposition related adjustments are comprised of amounts incurred by the company in connection with business combinations, including intangible asset amortization, changes in the fair value of the contingent consideration liability payable in future periods, and all related tax effects. In addition, the net (income)/loss from discontinued operations associated with the sale of the Atlantic Trust business has been excluded from the non-GAAP income statement information. Exclusion of this line item assists in evaluating the continuing business performance and comparability with our results period to period, and aids comparability with peer companies that may not have similar discontinued operations.

Adjustment amounts related to acquisition and disposition activities are as follows:

in millions	Q3-15	Q2-15	Q3-14
Intangible amortization	$2.7	$2.6	$2.7
Taxation on amortization	(0.4)	(0.3)	(0.4)
Deferred taxation	4.8	5.1	5.4
Changes in the fair value of contingent consideration	(18.4)	—	—
Taxation on changes in the fair value of contingent consideration	7.0	—	—
(Income)/loss from discontinued operations, net of taxes	—	—	0.6
	($4.3)	$7.4	$8.3

2. Third-party distribution, service and advisory expenses

Third-party distribution, service and advisory expenses include renewal commissions, management fee rebates and distribution costs (12b-1 and marketing support) paid to brokers and independent financial advisors, and other service and administrative fees paid to third parties, which are all closely linked to the revenue earned by the company from AUM but vary extensively by geography due to differences in distribution channels. The non-GAAP presentation nets these costs against revenues to arrive at net revenues, which serves to reflect these costs as revenue sharing activities and to remove distortions caused by differing distribution channel fees.

3. Proportional share of net revenues and operating income from joint venture investments

The company has two joint ventures in China. Enhancing operations in China is one effort that the company believes could improve its competitive position over time. U.S. GAAP requires classification of the joint venture net income as equity in earnings of unconsolidated affiliates. The non-GAAP adjustment proportionately consolidates these joint ventures, serving to illustrate the contribution of these joint ventures to the operations of the business.

4.	Consolidated investment products (CIP)

Management and performance fees earned by the company, which were eliminated from operating revenues upon consolidation of the CIPs, were $9.5 million in the third quarter (second quarter 2015: $10.4 million; third quarter 2014: $8.7 million) while no other revenues (second quarter 2015: none, third quarter 2014: $0.1 million) were recorded by CIP in the third quarter. By deconsolidating these products in the non-GAAP information, the management and performance fees are added back while the other revenues are excluded. Similarly, the operating expenses of the CIPs and impact on interest income, interest expense, gains and losses, and noncontrolling interests are removed in reconciling from the U.S. GAAP income statement to the non-GAAP information. The consolidation of the investment products resulted in a decrease of $13.2 million in net income attributable to Invesco Ltd. in the third quarter U.S. GAAP earnings (second quarter 2015: $0.4 million increase; third quarter 2014: $2.4 million increase). The above adjustments remove this impact.

5.	Market appreciation / depreciation of deferred compensation awards

This adjustment relates to deferred cash compensation that is linked in value to investment products. The change in compensation expense and the investment income or loss, inclusive of interest and dividend income, are adjusted in arriving at the non-GAAP information and, net of the applicable taxation, result in a net income addition or deduction.

in millions	Q3-15	Q2-15	Q3-14
Market (depreciation)/appreciation of compensation liability	($4.4)	$1.3	$0.2
Investment loss included in other gains and losses, net	11.8	3.2	2.2
Net taxation on deferred compensation adjustments	(2.6)	(1.4)	(1.3)
	$4.8	$3.1	$1.1

6.	Other reconciling items

in millions	Q3-15	Q2-15	Q3-14
Foreign exchange hedge loss/(gain) (a)	($1.6)	$6.2	$—
Business optimization charges: (b)
Property, office and technology	—	(6.4)	—
Taxation on business optimization charges	—	1.3	—
Fund reimbursement expense (c)	—	4.7	24.2
Taxation on fund reimbursement expense (c)	—	(1.8)	(9.0)
	($1.6)	$4.0	$15.2

a.
Included within other gains and losses, net is the mark-to-market of foreign exchange put option contracts intended to provide protection against the impact of a significant decline in the Pound Sterling/U.S. Dollar foreign exchange rate. These contracts provide coverage through March 31, 2016. The adjustment from U.S. GAAP to non-GAAP earnings removes the unrealized gains and losses that result from market volatility.

b.	Business optimization: Operating expenses for the second quarter 2015 include a credit of $6.4 million related to the provision associated with vacated leased properties.

c.
Included within general and administrative expenses for the second quarter 2015 is a charge of $4.7 million (third quarter 2014: $24.2 million) in respect of a multi-year fund reimbursement expense associated with historical private equity management fees and related professional services fees. The charge resulted primarily from using a more appropriate methodology regarding the calculation of offsets to management fees.

Each of these other reconciling items has been adjusted from U.S. GAAP to arrive at the company's non-GAAP financial measures for the reasons either outlined in the paragraphs above, due to the unique character and magnitude of the reconciling item, or because the item represents a continuation of a reconciling item adjusted from U.S. GAAP in a prior period.

7.	Definition of operating margin and adjusted operating margin

Operating margin is equal to operating income divided by operating revenues. Adjusted operating margin is equal to adjusted operating income divided by net revenues.

8.	Definition of adjusted diluted EPS

Adjusted diluted EPS is equal to adjusted net income attributable to Invesco Ltd. divided by the weighted average number of common and restricted shares outstanding. There is no difference between the calculated earnings per share amounts presented in this earnings release and the calculated earnings per share amounts under the two class method.

9.	Balance sheets and cash flow information excluding CIP

U.S. GAAP condensed consolidating balance sheets and condensed consolidated statements of cash flows reflect the consolidation of CIP. The majority of the company's CIP balances are CLO-related. The collateral assets of the CLOs are held solely to satisfy the obligations of the CLOs. The company has no right to the benefits from, nor does it bear the risks associated with, the collateral assets held by the CLOs, beyond the company's minimal direct investments in, and management and performance fees generated from, CLOs. If the company were to liquidate, the collateral assets would not be available to the general creditors of the company, and as a result, the company does not consider them to be company assets. Additionally, the investors in the CLOs have no recourse to the general credit of the company for the notes issued by the CLOs. The company therefore does not consider this debt to be a company liability. Similarly, cash held by CIP is not available for general use by the company, nor is company cash available for general use by its CIP.

By deconsolidating the CIP in the condensed consolidated balance sheet information excluding CIP, the assets, liabilities and equity of the CIP are removed and the company's equity interest in the investment products, accounted for as equity method and available-for-sale investments, are replaced. The company considers this a more representative presentation of the company's financial position, and calculations made therefrom, such as debt-to-equity ratios, are more meaningful excluding these balances.

The condensed consolidated cash flow information excluding CIP present the cash flows of the company separately and before consolidation of CIP, as the cash flows of CIP do not form part of the company's cash flow management processes, nor do they form part of the company's significant liquidity evaluations and decisions for the reasons noted.

10.	U.S. GAAP Effective Tax Rate

The effective tax rate on continuing operations decreased to 29.4% for the third quarter, from 31.0% for the second quarter 2015 and increased from 27.3% for the third quarter 2014. The impact of the inclusion of non-controlling interests in CIP and CSIP increased our effective tax rate by 0.7% for the third quarter, compared to an increase of 1.2% for the second quarter 2015 and an increase of 0.3% for the third quarter 2014. Second quarter 2015 included a 2.3% rate increase as a result of tax legislation changes in New York City. Third quarter 2014 included a 1.1% rate decrease as a result of the fund reimbursement expense (referenced above).

Invesco Ltd.
Quarterly Assets Under Management

(in billions)	Q3-15		Q2-15		% Change	Q3-14
Beginning Assets	$803.6		$798.3		0.7%	$802.4
Long-term inflows	43.5		52.1		(16.5)%	44.4
Long-term outflows	(47.4)		(46.2)		2.6%	(38.4)
Long-term net flows	(3.9)		5.9		N/A	6.0
Net flows in Invesco PowerShares QQQ fund	(0.9)		(0.3)		200.0%	(3.2)
Net flows in institutional money market funds	(1.5)		(2.6)		(42.3)%	(0.8)
Total net flows	(6.3)		3.0		N/A	2.0
Market gains and losses/reinvestment	(35.6)		(6.2)		474.2%	(5.1)
Foreign currency translation	(5.9)		8.5		N/A	(9.7)
Ending Assets	$755.8		$803.6		(5.9)%	$789.6

Average long-term AUM	$685.5		$706.1		(2.9)%	$683.4
Average AUM	$788.9		$810.9		(2.7)%	$801.7

Gross revenue yield on AUM(a)	65.1	bps	65.6	bps		65.8	bps
Gross revenue yield on AUM before performance fees(a)	64.3	bps	65.2	bps		65.4	bps
Net revenue yield on AUM(b)	45.8	bps	46.2	bps		45.6	bps
Net revenue yield on AUM before performance fees(b)	44.9	bps	45.6	bps		45.1	bps

(in billions)	Total AUM	Active(e)	Passive(e)
June 30, 2015	$803.6	$662.0	$141.6
Long-term inflows	43.5	36.7	6.8
Long-term outflows	(47.4)	(38.3)	(9.1)
Long-term net flows	(3.9)	(1.6)	(2.3)
Net flows in Invesco PowerShares QQQ fund	(0.9)	—	(0.9)
Net flows in institutional money market funds	(1.5)	(1.6)	0.1
Total net flows	(6.3)	(3.2)	(3.1)
Market gains and losses/reinvestment	(35.6)	(28.8)	(6.8)
Foreign currency translation	(5.9)	(5.9)	—
September 30, 2015	$755.8	$624.1	$131.7

Average AUM	$788.9	$650.5	$138.4
Gross revenue yield on AUM(a)	65.1bps	75.8bps	14.9bps
Net revenue yield on AUM(b)	45.8bps	52.4bps	14.9bps

By channel: (in billions)	Total	Retail	Institutional
June 30, 2015	$803.6	$541.3	$262.3
Long-term inflows	43.5	32.0	11.5
Long-term outflows	(47.4)	(36.2)	(11.2)
Long-term net flows	(3.9)	(4.2)	0.3
Net flows in Invesco PowerShares QQQ fund	(0.9)	(0.9)	—
Net flows in institutional money market funds	(1.5)	—	(1.5)
Total net flows	(6.3)	(5.1)	(1.2)
Market gains and losses/reinvestment	(35.6)	(31.4)	(4.2)
Foreign currency translation	(5.9)	(5.4)	(0.5)
September 30, 2015	$755.8	$499.4	$256.4

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (d)	Alternatives(c)
June 30, 2015	$803.6	$394.7	$187.5	$53.6	$67.9	$99.9
Long-term inflows	43.5	19.6	10.5	3.2	1.3	8.9
Long-term outflows	(47.4)	(25.6)	(11.3)	(4.3)	(1.0)	(5.2)
Long-term net flows	(3.9)	(6.0)	(0.8)	(1.1)	0.3	3.7
Net flows in Invesco PowerShares QQQ fund	(0.9)	(0.9)	—	—	—	—
Net flows in institutional money market funds	(1.5)	—	—	—	(1.5)	—
Total net flows	(6.3)	(6.9)	(0.8)	(1.1)	(1.2)	3.7
Market gains and losses/reinvestment	(35.6)	(31.6)	(0.4)	(1.4)	0.1	(2.3)
Foreign currency translation	(5.9)	(3.8)	(0.8)	(1.0)	—	(0.3)
September 30, 2015	$755.8	$352.4	$185.5	$50.1	$66.8	$101.0

Average AUM	$788.9	$379.7	$187.1	$52.4	$69.6	$100.1

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
June 30, 2015	$803.6	$530.8	$24.9	$110.7	$77.0	$60.2
Long-term inflows	43.5	20.6	0.9	5.7	8.3	8.0
Long-term outflows	(47.4)	(25.6)	(0.9)	(5.9)	(7.3)	(7.7)
Long-term net flows	(3.9)	(5.0)	—	(0.2)	1.0	0.3
Net flows in Invesco PowerShares QQQ fund	(0.9)	(0.9)	—	—	—	—
Net flows in institutional money market funds	(1.5)	(2.1)	—	—	(0.1)	0.7
Total net flows	(6.3)	(8.0)	—	(0.2)	0.9	1.0
Market gains and losses/reinvestment	(35.6)	(23.1)	(1.3)	(3.7)	(3.7)	(3.8)
Foreign currency translation	(5.9)	—	(1.8)	(3.7)	(0.1)	(0.3)
September 30, 2015	$755.8	$499.7	$21.8	$103.1	$74.1	$57.1

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-date Assets Under Management

(in billions)	September 30, 2015		September 30, 2014		% Change
Beginning Assets	$792.4		$778.7		1.8%
Long-term inflows	146.1		137.1		6.6%
Long-term outflows	(133.8)		(131.5)		1.7%
Long-term net flows	12.3		5.6		119.6%
Net flows in Invesco PowerShares QQQ fund	(3.8)		(7.5)		(49.3)%
Net flows in institutional money market funds	(10.1)		(5.8)		74.1%
Total net flows	(1.6)		(7.7)		(79.2)%
Market gains and losses/reinvestment	(26.0)		24.2		N/A
Acquisitions/dispositions, net(f)	(0.7)		—		N/A
Foreign currency translation	(8.3)		(5.6)		48.2%
Ending Assets	$755.8		$789.6		(4.3)%

Average long-term AUM	$692.2		$672.6		2.9%
Average AUM	$798.4		$790.5		1.0%

Gross revenue yield on AUM(a)	65.3	bps	65.7	bps
Gross revenue yield on AUM before performance fees(a)	64.2	bps	64.9	bps
Net revenue yield on AUM(b)	46.0	bps	45.6	bps
Net revenue yield on AUM before performance fees(b)	44.7	bps	44.7	bps

(in billions)	Total AUM	Active(e)	Passive(e)
December 31, 2014	$792.4	$651.0	$141.4
Long-term inflows	146.1	120.4	25.7
Long-term outflows	(133.8)	(109.8)	(24.0)
Long-term net flows	12.3	10.6	1.7
Net flows in Invesco PowerShares QQQ fund	(3.8)	—	(3.8)
Net flows in institutional money market funds	(10.1)	(10.2)	0.1
Total net flows	(1.6)	0.4	(2.0)
Market gains and losses/reinvestment	(26.0)	(19.0)	(7.0)
Acquisitions/dispositions, net(f)	(0.7)	—	(0.7)
Foreign currency translation	(8.3)	(8.3)	—
September 30, 2015	$755.8	$624.1	$131.7

Average AUM	$798.4	$656.7	$141.7
Gross revenue yield on AUM(a)	65.3bps	76.4bps	14.5bps
Net revenue yield on AUM(b)	46.0bps	52.9bps	14.5bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2014	$792.4	$532.5	$259.9
Long-term inflows	146.1	106.5	39.6
Long-term outflows	(133.8)	(103.7)	(30.1)
Long-term net flows	12.3	2.8	9.5
Net flows in Invesco PowerShares QQQ fund	(3.8)	(3.8)	—
Net flows in institutional money market funds	(10.1)	—	(10.1)
Total net flows	(1.6)	(1.0)	(0.6)
Market gains and losses/reinvestment	(26.0)	(25.0)	(1.0)
Acquisitions/dispositions, net(f)	(0.7)	(0.7)	—
Foreign currency translation	(8.3)	(6.4)	(1.9)
September 30, 2015	$755.8	$499.4	$256.4

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-date Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (d)	Alternatives(c)
December 31, 2014	$792.4	$384.4	$181.6	$50.6	$76.5	$99.3
Long-term inflows	146.1	67.9	34.5	13.3	3.0	27.4
Long-term outflows	(133.8)	(73.5)	(27.2)	(10.6)	(2.9)	(19.6)
Long-term net flows	12.3	(5.6)	7.3	2.7	0.1	7.8
Net flows in Invesco PowerShares QQQ fund	(3.8)	(3.8)	—	—	—	—
Net flows in institutional money market funds	(10.1)	—	—	—	(10.1)	—
Total net flows	(1.6)	(9.4)	7.3	2.7	(10.0)	7.8
Market gains and losses/reinvestment	(26.0)	(17.8)	(2.5)	(1.5)	0.3	(4.5)
Acquisitions/dispositions, net(f)	(0.7)	—	—	—	—	(0.7)
Foreign currency translation	(8.3)	(4.8)	(0.9)	(1.7)	—	(0.9)
September 30, 2015	$755.8	$352.4	$185.5	$50.1	$66.8	$101.0

Average AUM	$798.4	$390.5	$184.9	$51.8	$71.4	$99.8

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2014	$792.4	$532.1	$25.8	$105.1	$71.1	$58.3
Long-term inflows	146.1	74.1	2.9	15.1	30.2	23.8
Long-term outflows	(133.8)	(72.1)	(3.0)	(14.5)	(22.6)	(21.6)
Long-term net flows	12.3	2.0	(0.1)	0.6	7.6	2.2
Net flows in Invesco PowerShares QQQ fund	(3.8)	(3.8)	—	—	—	—
Net flows in institutional money market funds	(10.1)	(11.1)	(0.1)	0.8	(0.3)	0.6
Total net flows	(1.6)	(12.9)	(0.2)	1.4	7.3	2.8
Market gains and losses/reinvestment	(26.0)	(18.8)	(0.1)	(0.8)	(2.9)	(3.4)
Acquisitions/dispositions, net(f)	(0.7)	(0.7)	—	—	—	—
Foreign currency translation	(8.3)	—	(3.7)	(2.6)	(1.4)	(0.6)
September 30, 2015	$755.8	$499.7	$21.8	$103.1	$74.1	$57.1

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(e)

(in billions)	Q3-15		Q2-15		% Change	Q3-14
Beginning Assets	$141.6		$143.0		(1.0)%	$145.8
Long-term inflows	6.8		9.0		(24.4)%	8.2
Long-term outflows	(9.1)		(8.5)		7.1%	(8.2)
Long-term net flows	(2.3)		0.5		N/A	—
Net flows in Invesco PowerShares QQQ fund	(0.9)		(0.3)		200.0%	(3.2)
Net flows in institutional money market funds	0.1		—		N/A	—
Total net flows	(3.1)		0.2		N/A	(3.2)
Market gains and losses/reinvestment	(6.8)		(1.6)		325.0%	(0.3)
Foreign currency translation	—		—		N/A	(0.2)
Ending Assets	$131.7		$141.6		(7.0)%	$142.1

Average long-term AUM	$99.6		$104.9		(5.1)%	$100.9
Average AUM	$138.4		$144.2		(4.0)%	$146.7

Gross revenue yield on AUM(a)	14.9	bps	15.3	bps		13.0	bps
Gross revenue yield on AUM before performance fees(a)	14.9	bps	15.3	bps		13.0	bps
Net revenue yield on AUM(b)	14.9	bps	15.3	bps		13.0	bps
Net revenue yield on AUM before performance fees(b)	14.9	bps	15.3	bps		13.0	bps

By channel: (in billions)	Total	Retail	Institutional
June 30, 2015	$141.6	$119.7	$21.9
Long-term inflows	6.8	6.0	0.8
Long-term outflows	(9.1)	(7.8)	(1.3)
Long-term net flows	(2.3)	(1.8)	(0.5)
Net flows in Invesco PowerShares QQQ fund	(0.9)	(0.9)	—
Net flows in institutional money market funds	0.1	—	0.1
Total net flows	(3.1)	(2.7)	(0.4)
Market gains and losses/reinvestment	(6.8)	(6.4)	(0.4)
Foreign currency translation	—	—	—
September 30, 2015	$131.7	$110.6	$21.1

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(c)
June 30, 2015	$141.6	$89.4	$41.2	$—	$—	$11.0
Long-term inflows	6.8	5.3	0.9	—	—	0.6
Long-term outflows	(9.1)	(6.2)	(1.8)	—	—	(1.1)
Long-term net flows	(2.3)	(0.9)	(0.9)	—	—	(0.5)
Net flows in Invesco PowerShares QQQ fund	(0.9)	(0.9)	—	—	—	—
Net flows in institutional money market funds	0.1	—	—	—	0.1	—
Total net flows	(3.1)	(1.8)	(0.9)	—	0.1	(0.5)
Market gains and losses/reinvestment	(6.8)	(5.3)	(0.6)	—	—	(0.9)
Foreign currency translation	—	—	—	—	—	—
September 30, 2015	$131.7	$82.3	$39.7	$—	$0.1	$9.6

Average AUM	$138.4	$87.8	$40.6	$—	$—	$10.0

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(e) (continued)

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
June 30, 2015	$141.6	$137.4	$0.4	$—	$1.8	$2.0
Long-term inflows	6.8	5.9	—	—	0.2	0.7
Long-term outflows	(9.1)	(8.3)	—	—	(0.1)	(0.7)
Long-term net flows	(2.3)	(2.4)	—	—	0.1	—
Net flows in Invesco PowerShares QQQ fund	(0.9)	(0.9)	—	—	—	—
Net flows in institutional money market funds	0.1	—	—	—	—	0.1
Total net flows	(3.1)	(3.3)	—	—	0.1	0.1
Market gains and losses/reinvestment	(6.8)	(6.6)	—	—	(0.1)	(0.1)
Foreign currency translation	—	—	—	—	—	—
September 30, 2015	$131.7	$127.5	$0.4	$—	$1.8	$2.0

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-date Assets Under Management - Passive(e)

(in billions)	September 30, 2015		September 30, 2014		% Change
Beginning Assets	$141.4		$139.7		1.2%
Long-term inflows	25.7		23.2		10.8%
Long-term outflows	(24.0)		(18.8)		27.7%
Long-term net flows	1.7		4.4		(61.4)%
Net flows in Invesco PowerShares QQQ fund	(3.8)		(7.5)		(49.3)%
Net flows in institutional money market funds	0.1		—		N/A
Total net flows	(2.0)		(3.1)		(35.5)%
Market gains and losses/reinvestment	(7.0)		5.7		N/A
Acquisitions/dispositions, net(f)	(0.7)		—		N/A
Foreign currency translation	—		(0.2)		N/A
Ending Assets	$131.7		$142.1		(7.3)%

Average long-term AUM	$102.6		$98.6		4.1%
Average AUM	$141.7		$143.1		(1.0)%

Gross revenue yield on AUM(a)	14.5	bps	13.0	bps
Gross revenue yield on AUM before performance fees(a)	14.5	bps	13.0	bps
Net revenue yield on AUM(b)	14.5	bps	13.0	bps
Net revenue yield on AUM before performance fees(b)	14.5	bps	13.0	bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2014	$141.4	$119.7	$21.7
Long-term inflows	25.7	22.5	3.2
Long-term outflows	(24.0)	(21.2)	(2.8)
Long-term net flows	1.7	1.3	0.4
Net flows in Invesco PowerShares QQQ fund	(3.8)	(3.8)	—
Net flows in institutional money market funds	0.1	—	0.1
Total net flows	(2.0)	(2.5)	0.5
Market gains and losses/reinvestment	(7.0)	(5.9)	(1.1)
Acquisitions/dispositions, net(f)	(0.7)	(0.7)	—
Foreign currency translation	—	—	—
September 30, 2015	$131.7	$110.6	$21.1

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(c)
December 31, 2014	$141.4	$88.2	$41.1	$—	$—	$12.1
Long-term inflows	25.7	18.1	4.5	—	—	3.1
Long-term outflows	(24.0)	(15.9)	(4.0)	—	—	(4.1)
Long-term net flows	1.7	2.2	0.5	—	—	(1.0)
Net flows in Invesco PowerShares QQQ fund	(3.8)	(3.8)	—	—	—	—
Net flows in institutional money market funds	0.1	—	—	—	0.1	—
Total net flows	(2.0)	(1.6)	0.5	—	0.1	(1.0)
Market gains and losses/reinvestment	(7.0)	(4.3)	(1.9)	—	—	(0.8)
Acquisitions/dispositions, net(f)	(0.7)	—	—	—	—	(0.7)
Foreign currency translation	—	—	—	—	—	—
September 30, 2015	$131.7	$82.3	$39.7	$—	$0.1	$9.6

Average AUM	$141.7	$89.2	$41.6	$—	$—	$10.9

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-date Assets Under Management - Passive(e) (continued)

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2014	$141.4	$137.6	$0.2	$—	$1.8	$1.8
Long-term inflows	25.7	23.6	0.1	—	0.5	1.5
Long-term outflows	(24.0)	(22.1)	—	—	(0.4)	(1.5)
Long-term net flows	1.7	1.5	0.1	—	0.1	—
Net flows in Invesco PowerShares QQQ fund	(3.8)	(3.8)	—	—	—	—
Net flows in institutional money market funds	0.1	—	—	—	—	0.1
Total net flows	(2.0)	(2.3)	0.1	—	0.1	0.1
Market gains and losses/reinvestment	(7.0)	(7.1)	0.1	—	(0.1)	0.1
Acquisitions/dispositions, net(f)	(0.7)	(0.7)	—	—	—	—
Foreign currency translation	—	—	—	—	—	—
September 30, 2015	$131.7	$127.5	$0.4	$—	$1.8	$2.0

See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)    Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding China joint venture (JV) AUM. For quarterly AUM, our share of the average AUM in the third quarter for our JVs in China was $6.0 billion (second quarter 2015: $6.9 billion; third quarter 2014: $5.1 billion). For year to date, our share of the average AUM for our JVs in China in the nine months ended September 30, 2015 was $6.0 billion (nine months ended September 30, 2014: $5.0 billion). It is appropriate to exclude the average AUM of our China JVs for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the net income of the JVs is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from CIP; however, the denominator of the measure includes the AUM of these investment products. Therefore, the gross revenue yield measure is not considered representative of the company's true effective fee rate from AUM. The company evaluates net revenue yield instead. See the Reconciliations of U.S. GAAP to Non-GAAP information on pages 10 through 12 of this release for a reconciliation of operating revenues to net revenues.
(b)    Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 10 through 12 of this release for a reconciliation of operating revenues to net revenues.
(c)    The alternatives asset class includes absolute return, Asian direct real estate, commodities, currencies, European direct real estate, financial structures, Global REITS, private capital - direct, private capital - fund of funds, Risk Parity, U.S. direct real estate, and U.S. REITS.
(d)    Ending AUM as of September 30, 2015 includes $61.3 billion in institutional money market AUM and $37.5 billion in PowerShares QQQ AUM. Ending retail money market AUM as of September 30, 2015, included in long-term AUM, were $5.5 billion.
(e)    Passive AUM includes ETFs, UITs, non-fee earning leverage and other passive mandates. Active AUM are total AUM less Passive AUM.
(f)    Dispositions during the first quarter 2015 resulted in a $0.7 billion decrease in AUM representing exchange traded notes that did not transfer over as part of the agreement with Deutsche Bank to transition the investment management of the PowerShares DB suite of commodity exchange traded funds to Invesco.

Invesco Ltd.
Investment Capabilities Performance Overview

		Benchmark Comparison			Peer Group Comparison
		% of AUM Ahead of Benchmark			% of AUM In Top Half of Peer Group
Equities		1yr	3yr	5yr	1yr	3yr	5yr
	U.S. Core	4%	20%	37%	4%	19%	30%
	U.S. Growth	18%	95%	26%	14%	48%	26%
	U.S. Value	24%	88%	77%	24%	51%	98%
	Sector	20%	59%	76%	4%	8%	10%
	U.K.	99%	100%	100%	92%	100%	100%
	Canadian	19%	24%	55%	19%	34%	42%
	Asian	57%	88%	88%	30%	67%	68%
	European	98%	98%	100%	51%	93%	100%
	Global	50%	70%	87%	62%	79%	86%
	Global Ex U.S. and Emerging Markets	88%	88%	98%	8%	7%	89%
Fixed Income
	Money Market	69%	69%	69%	94%	96%	96%
	U.S. Fixed Income	87%	92%	92%	92%	82%	91%
	Global Fixed Income	53%	92%	96%	17%	94%	65%
	Stable Value	100%	100%	100%	100%	100%	100%
Other
	Alternatives	85%	74%	72%	59%	65%	62%
	Balanced	71%	42%	45%	52%	91%	99%

Note:
AUM measured in the one-, three-, and five-year peer group rankings represents 60%, 58%, and 57% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one-, three-, and five-year basis represents 72%, 70%, and 68% of total Invesco AUM, respectively, as of 9/30/2015. Peer group rankings are sourced from a widely-used third party ranking agency in each fund's market (Lipper, Morningstar, IMA, Russell, Mercer, eVestment Alliance, SITCA, Value Research) and are asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and preceding month-end for Australian retail funds due to their late release by third parties. Rankings for the most representative fund in each GIPS composite are applied to all products within each GIPS composite. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor's experience. Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary funds, unit investment trusts, fund of funds with component funds managed by Invesco, stable value building block funds, and CDOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision.